INDEMNIFICATION AGREEMENT


          This Agreement effective as of the 15th day of February, by and among Best Lock Corporation, a Delaware corporation ("BLC"), Best Aircraft, Inc., an Indiana corporation ("Aircraft"), and Walter E. Best.

          WHEREAS, Aircraft is indebted to National City Bank, Indiana on debt instruments (the "Notes") related to certain automobiles owned by Aircraft which Aircraft has leased to BLC;

          WHEREAS, BLC has guaranteed Aircraft's obligation to make payment on these Notes;

          WHEREAS, BLC is purchasing certain automobiles from Aircraft as part of a series of transactions to which BLC, Walter E. Best, and others are parties;

          WHEREAS, in consideration for BLC's entering into certain settlement transactions with Aircraft and Walter E. Best, Aircraft and Walter E. Best desire to indemnify BLC against any damages or expenses which BLC may incur in the event that Aircraft defaults in discharging its obligations under the Notes; and

          WHEREAS, the parties wish to record their agreement in writing.

          NOW, THEREFORE, in consideration for the parties' promises reflected herein and entrance into the settlement transactions, the parties record their agreement as follows.

          Section One. Indemnification. Aircraft and Walter E. Best will indemnify BLC against any and all damages, costs, and expenses, including reasonable attorneys' fees, which BLC may incur by reason of being a guarantor of any indebtedness of Aircraft to National City Bank, Indiana which may arise upon the occurrence of any default by Aircraft upon any of its obligations under the Notes.

          Section Two. Governing Law. This Agreement will be governed by the laws of the State of Indiana.

          Section Three. Amendment. This Agreement may be amended only in a written instrument executed by all parties hereto.

          Dated this 15th day of February, 1995.
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                                   BEST LOCK CORPORATION



     Attest:                       By:  /s/ Russell C. Best
                                        --------------------------
                                        Russell C. Best,
                                         Chief Executive Officer


                                   BEST AIRCRAFT, INC.



     Attest:                       By:  /s/ Walter E. Best
                                        ---------------------------
                                        Walter E. Best, President



                                   /s/ Walter E. Best
                                   --------------------------------
                                   Walter E. Best